SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                              (Amendment No. ___)

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [X]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

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                              FOUNDERS FUNDS, INC.
                (Name of Registrant as Specified in its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
--------------------------------------------------------------------------------

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[X]  No fee required.

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            pursuant to Exchange Act Rule 0-11:

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[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange Act
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                                                              Important Reminder
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                             FOUNDERS FRONTIER FUND
                             2930 EAST THIRD AVENUE
                             DENVER, COLORADO 80206

                         Special Meeting of Shareholders
                      To be held on Tuesday, August 3, 1999


   Recently we distributed proxy material regarding the Special Meeting of Shareholders for the Founders Frontier Fund scheduled to take place on Tuesday, August 3, 1999. The Fund's records indicate that we have not yet received voting instructions from you. We encourage you to exercise your right to vote in order to have a majority opinion from the Fund's shareholders. Please take a few moments to cast your vote. If you do not plan to attend the Meeting, we need to receive your vote by Monday August 2, 1999 in order to properly tabulate the results for the Meeting scheduled for Tuesday, August 3, 1999.

   The Meeting has been called in order to consider a plan of Reorganization which provides for the acquisition of the assets of Frontier Fund by the Founders Discovery Fund, in exchange solely for shares of common stock of Discovery Fund and the assumption by Discovery Fund of all liabilities of the Frontier Fund. You will receive the number of full and fractional shares of Discovery Fund that is equal in aggregate value to your holdings in Frontier Fund.

   The Board of Directors believes that the Reorganization will benefit you. The Discovery Fund has an investment objective substantially similar to the investment objective of Frontier Fund and has similar investment strategies. It is anticipated that the Reorganization, which will result in a single Fund with a larger combined asset base, could produce certain economies of scale resulting in a lower expense ratio. Please see the proxy statement you previously received for additional information.

   For your convenience, we have established three easy methods by which to register your vote:

         1.  BY PHONE:    Simply call 1-800-949-8596.  Representatives are
                          available to take your vote Monday through Friday between 9 a.m. and 11 p.m. and Saturday noon to 6 p.m.
                          Eastern Time.

         2.  BY FAX:      Complete the enclosed proxy card and fax it to us
                          toll-free at 1-800-733-1885, anytime.

         3.  BY MAIL:     Complete the enclosed proxy card and return it in the
                          enclosed postage-paid envelope. Please utilize this option only if methods one or two are not convenient, since there is no guarantee that your vote will be received in time for the Meeting.

                   REMEMBER, YOUR VOTE COUNTS. VOTE TODAY!

   Please take the time to vote your shares in order to reduce the need for additional solicitation efforts or costly meeting adjournments. If you have any questions regarding the meeting agenda or the execution of your proxy, please call SHAREHOLDER COMMUNICATIONS at 1-800-949-8596.

   Thank you for your prompt attention.